UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 29, 2009

PENGRAM CORPORATION
(Exact name of registrant as specified in its charter)

NEVADA	000-52626	68-0643436
(State or other jurisdiction of	(Commission File	(IRS Employer Identification No.)
incorporation)	Number)

1200 Dupont Street, Suite 2J
Bellingham, WA		98225
(Address of principal executive		(Zip Code)
offices)

Registrant's telephone number, including area code (360) 255-3436

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

SECTION 1 – REGISTRANT’S BUSINESS AND OPERATIONS.

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On May 29, 2009, Pengram Corporation (the “Company”) entered into an assignment agreement (the “Assignment Agreement”) with Portal Resources Ltd. (“PRL”) and Portal Resources US Inc. (the “Assignor”), being the wholly owned subsidiary of PRL, pursuant to which the Assignor agreed to assign to the Company all of its interest in an option agreement (the “Option Agreement”) dated August 28, 2008 among the Assignor, Claremont Nevada Mines LLC (“Claremont”), Scoonover Exploration LLC (“Scoonover”) and JR Exploration LLC (“JR”). Under the Option Agreement, the Assignor has the option to acquire a 100% undivided interest (the “Option”) in certain mineral claims known as the Golden Snow Project in Eurka County, Nevada, the Fish Project in Esmeralda County, Nevada and the CPG Project in Mineral County, Nevada (collectively, the “Properties”). The Properties are described in further detail below.

In consideration for PRL and the Assignor assigning the Option to the Company, the Company agreed to, upon closing, issue 150,000 shares of its common stock to PRL. The closing of the Assignment Agreement is expected to occur on June 4, 2009.

Upon closing of the Assignment Agreement, the Company will assume all of the Assignor’s rights and obligations under the Option Agreement and will be required to do the following in order to maintain and exercise the Option:

(a)	pay to Claremont:

	(i)	$10,000 on August 28, 2009;
	(ii)	$15,000 on August 28, 2010;
	(iii)	$20,000 on August 28, 2011;
	(iv)	$25,000 on August 28, 2012; and
	(v)	$30,000 on August 28, 2013 and each subsequent year of the term of the Option (the term is for ten years and may be renewed for an additional ten years);

(b)	pay the annual claim maintenance fees for the Properties during the term of the Option; and

(c)	pay $1,000 to Claremont in conjunction with the delivery to Claremont of a copy of a mine plan of operations in respect of the Properties, or a final feasibility study in respect of the Properties.

Upon exercising of the Option, Claremont, Scoonover and JR will collectively reserve a 3% net smelter royalty on the Properties. The Company may purchase up to 2% of the royalty for $500,000 per 1% of the royalty.

Golden Snow Project

The Golden Snow Project consists of 233 unpatented mining claims and is located eight miles southwest of Eureka, Nevada. The Golden Snow Project is contiguous to the southern end of Staccato Gold’s Lookout Mountain property, which has identified several mineralized areas. Substantial exploration work has been conducted on the Golden Snow Project, including geological mapping, obtaining 932 soil samples and detailed gravity geophysical surveys. The soil sampling program identified numerous zones with large, coherent clusters of anomalous gold, arsenic, antimony, mercury, lead and barite. The detailed gravity geophysical surveys also identified several target zones on the Golden Snow Project that may contain gold and base-metal mineralization.

Fish Project

The Fish Project consists of 58 unpatented mining claims located 12 miles west of the historic mining town of Tonopah, Nevada. Previous exploration work on the Fish Project consisted of the mapping and collecting rock samples. The results of the rock samples ranged from values of <0.002 opt to 0.307 oz/ton gold, <0.01 opt to 32 oz/ton silver, 0.01% to 32.8% zinc and <0.01% to 16.4% lead.

CPG Project

The CPG Project consists of 44 unpatented mining claims located within Mineral County, Nevada. The property hosts an early stage porphyry and skarn type copper-gold-molybdenum prospect where rock samples returned values ranging from <0.001 opt to 0.036 oz/ton gold, <0.003 opt to 0.75 oz/ton silver, <0.005% to 13.65% copper and <0.005% to 0.012% molybdenum.

The summary of the foregoing transaction is qualified in its entirety by reference to the text of the Assignment Agreement and the Option Agreement, which are included as exhibit 10.1 of this Current Report on Form 8-K and are incorporated herein by reference.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

Exhibit Number	Description of Exhibit

10.1	Assignment Agreement dated May 29, 2009 among Portal Resources US Inc., Portal Resources Ltd. and Pengram Corporation.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PENGRAM CORPORATION

Date: June 2, 2009
	By:	/s/ Richard W. Donaldson

RICHARD W. DONALDSON
President and Chief Executive Officer